Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Janus Capital Group Inc. and management’s report on the effectiveness of internal control over financial reporting dated February 27, 2006, appearing in the Annual Report on Form 10-K of Janus Capital Group Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
January 25, 2007